EXHIBIT 10.5

Performance-based
Restricted Stock Award

Granted by

DIME COMMUNITY BANCSHARES, INC.

under the

DIME COMMUNITY BANCSHARES, INC.
2020 EQUITY INCENTIVE PLAN

This restricted stock agreement (“Restricted Stock Award” or “Agreement”) is and will be subject in every respect to the provisions of the 2020 Equity Incentive Plan (the “Plan”) of Dime Community Bancshares, Inc. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan and related prospectus have been provided to each person granted a Restricted Stock Award pursuant to the Plan.  The holder of this Restricted Stock Award (the “Participant”) hereby accepts this Restricted Stock Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the committee appointed to administer the Plan (“Committee”) or the Board of Directors will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Capitalized terms used herein but not defined will have the same meaning as in the Plan.
1.    Name of Participant:    ___________________________________________________
2.      Date of Grant: __________________________________
3.
Total number of shares of Company common stock, $0.01 par value per share, covered by the Restricted Stock Award: ___________ (target award; final award is subject to determination in accordance with Exhibit A attached hereto and subject to adjustment pursuant to Section 9 hereof).

4.	Vesting Schedule. Except as otherwise provided in this Agreement, this Restricted Stock Award shall vest as follows:
5.
Distribution of Shares.  The shares of stock subject to the Restricted Stock Award will be distributed (if any) as soon as practicable after [date], and when the performance measurements are available and certified by the Company, which is expected to occur on or before [date].

6.
Grant of Restricted Stock Award.  The Restricted Stock Award will be in the form of issued and outstanding shares of Stock that will be registered in the name of the Participant and held by the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock.  Notwithstanding the foregoing, the Company may, in its sole discretion, issue Restricted Stock in any other format (e.g., electronically) in order to facilitate the paperless transfer of such Awards.

7.
Voting and Dividends.

Voting rights appurtenant to the Stock subject to this Restricted Stock Award, shall be exercised consistent with the recommendation of the Board of Directors to shareholders for each matter for which a recommendation is made and by the Committee in its discretion in all other cases.
Any cash dividends declared on the non-vested Restricted Stock (and any earnings thereon) will be delayed and distributed to the Participant within thirty (30) days of the time when the Restricted Stock is distributed to the Participant under Section 5 of this Agreement.

8.	Delivery of Shares. Delivery of shares of Stock under this Restricted Stock Award will comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.
9.
Adjustment Provisions.  This Restricted Stock Award, including the number of shares subject to the Restricted Stock Award, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 3.4 of the Plan.

10.	Effect of Termination of Service and a Change in Control on Restricted Stock Award.
Notwithstanding Section 4 of this Restricted Stock Award Agreement, this Restricted Stock Award will vest as follows:

(i)
Death.  In the event of the Participant’s Termination of Service by reason of the Participant’s death, any unvested shares of Restricted Stock subject to this Agreement will vest, pro-rata, by multiplying (i) the number of shares that would be obtained based on achievement at target (or if actual achievement of the performance measures is greater than the target level, at such actual achievement level) as of the date of death, by (ii) a fraction, the numerator of which is the number of whole months the Participant was in Service during the performance period and the denominator of which is the number of months in the performance period.

(ii)
Disability.  In the event of the Participant’s Termination of Service by reason of the Participant’s Disability, any unvested shares of Restricted Stock subject to this Agreement will vest, pro-rata, by multiplying (i) the number of shares that would be obtained based on achievement at target (or if actual achievement of the performance measures is greater than the target level, at such actual achievement level) as of the date of Termination of Service by reason of Disability, by (ii) a fraction, the numerator of which is the number of whole months the Participant was in Service during the performance period and the denominator of which is the number of months in the performance period.

(iii)	Termination for Cause. If the event of the Participant’s Termination of Service for Cause, all Restricted Stock subject to this Agreement that has not vested will expire and be forfeited.
(iv)
Change in Control.  In the event of a Change in Control, the number of unvested shares subject to the Restricted Stock Award will vest based on actual performance measured on the most recent completed fiscal quarter. If actual performance cannot be determined, a prorated portion of the Awards will vest at the target performance level. The pro-rata portion will be calculated based on a number of months worked during the performance period as a percentage of the total performance period. A “Change in Control” will be deemed to have occurred as provided in Section 4.2 of the Plan.

(v)
Other Termination.  In the event of the Participant’s Termination of Service for any reason other than due to death, Disability or for Cause, all shares of Restricted Stock subject to this Agreement which have not vested as of the date of Termination of Service will expire and be forfeited.

11.    Miscellaneous.

11.1	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.
11.2	A Restricted Stock Award is not transferable prior to the time such Awards vest in the Participant.
11.3	This Restricted Stock Award and this Agreement will be governed by and construed in accordance with the laws of the State of New York.
11.4
This Restricted Stock Award and this Agreement is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof.

11.5	All Awards under this Plan are subject to required federal, state and local tax withholding which may be effected in the manner or manners permitted by the Company.
11.6
Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Affiliate to terminate your employment or service at any time, nor confer upon you any right to continue in the employ or service of the Company or any Affiliate.

11.7	This Award Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Agreement and the Plan.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date of grant of this Restricted Stock Award set forth above.
DIME COMMUNITY BANCSHARES, INC.
By: __________________________________

PARTICIPANT’S ACCEPTANCE
The undersigned hereby accepts the foregoing Restricted Stock Award and agrees to the terms and conditions hereof, including the terms and provisions of the Plan.  The undersigned hereby acknowledges receipt of a copy of the Plan and related prospectus.
PARTICIPANT

 __________________________________

EXHIBIT A